                                                                      EXHIBIT 99


             TOWER FINANCIAL CORPORATION REPORTS SECOND QUARTER 2004
                     NET INCOME OF $455,000, UP 5.8 PERCENT

FORT WAYNE, INDIANA - JULY 29, 2004 - TOWER FINANCIAL CORPORATION (NASDAQ: TOFC) today announced second quarter 2004 net income of $455,000, an increase of 5.8 percent above the $430,000 reported for the prior-year period. Fully diluted earnings per share were $0.11 for both periods. Increased earnings primarily reflect growth in net interest income, partially offset by higher noninterest expense arising from expansion initiatives.

For the first six months of 2004, net income was $935,000 compared to $615,000 for the prior-year period, an increase of 52.0 percent. Fully diluted earnings per share were $0.23, a 53.3 percent increase over the $0.15 reported in the first six months of 2003. Six month results primarily reflect growth in net interest income. Highlights of the second quarter include:

     o Revenue growth was 8.4 percent, driven by 15.3 percent growth in average earning assets.

     o Asset-sensitive balance sheet positions Tower for rising rates; 65.8 percent of loans are tied to a variable rate.

     o Noninterest-bearing deposits rose 31.6 percent, and now comprise 15.3 percent of total deposits.

     o The integrated advisory approach of wealth services group continues to attract new business; group moves into expanded new facility.

     o New loan production and business development office was opened in Angola, IN, a thriving lake community on the Indiana/ Michigan border.

Donald F. Schenkel, Chairman and Chief Executive Officer, commented, "Like many Midwestern economies, Fort Wayne has been slow to recover from the downturn. However, our market continues to attract commercial bankers from throughout the Midwest. We experienced slower loan growth as a result of these economic and competitive pressures. Deposit growth has been strong, driven by gains in DDA balances as well as our new CD product, `Something Perfect.'

"We've undertaken certain expansion initiatives this quarter to position Tower for future growth opportunities. Our wealth services group has been highly successful in attracting new business; this quarter, they moved into a greatly expanded facility which will give them the growing room they need. We've combined private banking services with investment management and trust to deliver the integrated advisory approach our clients prefer. Our new Waynedale office continues to attract new consumer and business accounts. In addition this quarter we opened a loan production and business development office in Angola, IN, an attractive lake community on the Michigan/Indiana border. We are staffing this office to serve a clientele attracted to our personalized service with a focus on mortgage products and wealth services."

Total revenue, consisting of net interest income and non-interest income, was $4.1 million for the second quarter of 2004, an increase of 8.4 percent over the $3.8 million reported in the prior-year period. Net interest income grew 15.2 percent to $3.3 million, reflecting a 15.3 percent increase in average earning assets; the net interest margin was virtually unchanged at 3.06 percent compared with 3.04 percent for the prior-year quarter. Mr. Schenkel noted, "Our balance sheet is asset-sensitive, with over 65 percent of our loans tied to a variable rate. We are pleased to have maintained our margin at a relatively stable level during a prolonged low-rate environment and look favorably to recent indications of higher rates going forward. We are liquid and positioned for growth."

Non-interest income was $816,000 for the second quarter of 2004, compared to $932,000 for the prior-year period. The decrease primarily reflects a return to a more normalized level of mortgage banking activity; loan broker fees declined by $202,000, or 70.9 percent, to $83,000 this quarter. Trust fees continue to grow, up 22.0 percent to $412,000, a reflection of the stronger stock market as well the quality of Tower's wealth services group. Mr. Schenkel noted, "Tower is fast becoming the bank-of-choice for Fort Wayne's high net worth clients." The group now manages 470 accounts and $335 million in assets compared with 386 accounts and $254 million in assets a year ago, an increase of 21.8 percent and
32.1 percent, respectively.

Non-interest expense for the second quarter of 2004 was $3.1 million, a 29.2 percent increase over the $2.4 million reported for the second quarter of 2003. Employee expense accounted for $368,000, or 52.3 percent of the increase, from the addition of nine FTE employees to staff the new Waynedale office and the expanded wealth services group, a 25 percent increase in benefits costs, and a timing difference in the recognition of incentive compensation. Occupancy and equipment expense, up 36.3 percent, was affected by the new Waynedale office as well as well as the major facilities expansion for the wealth services group. The $170,000, or 108.0 percent, increase in professional costs are associated with an increase in accounting fees and continued legal expenses to address the previously disclosed unauthorized mortgage loan activity.

Regarding asset quality, Mr. Schenkel commented, "Tower's portfolio has performed quite well throughout the year. We took the opportunity this quarter to charge off certain previously-identified non-performing loans for which adequate reserves were in place. This improvement in portfolio quality is reflected in the lower reserve levels compared to last year and the previous quarter." For the second quarter of 2004, annualized net charge-offs were $497,000, or 0.52 percent of average loans, compared with $255,000 or 0.29 percent of average loans in the second quarter of 2003 and $391,000 or 0.42 percent in the first quarter of 2004. Non-performing assets at June 30, 2004 were $1.6 million, or 0.35 percent of total assets, compared with $1.9 million, or 0.50 percent, twelve months ago, and $2.1 million for the first quarter of 2004. Tower's allowance for loan losses was 1.36 percent of period-end loans at June 30, 2004.


Assets reached $473.6 million at June 30, 2004, a 16.4 percent increase over the $407.0 million reported twelve months ago. Loans outstanding grew by $26.5 million, or 7.4 percent, reaching $381.7 million at June 30, 2004. Deposits increased $57.2 million, or 16.7 percent, to $400.2 million; non-interest bearing deposits grew 31.6 percent and now constitute 15.3 percent of total deposits versus 13.6 percent twelve months ago.


Shareholders' equity was $41.3 million at June 30, 2004, an increase of 4.0 percent from the $40.0 million at June 30, 2003. The Company continues its `well-capitalized' status; the total risk-based capital ratio was 12.45 percent. Quarter-end shares outstanding totaled 3,944,394.

ABOUT THE COMPANY
Tower Financial Corporation is the bank holding company for Tower Bank & Trust Company, a rapidly growing community bank that opened in February 1999. The only publicly-held bank headquartered in Fort Wayne, Indiana, Tower provides a wide variety of bank and trust services to businesses and consumers located in Northeast Indiana. Tower Financial Corporation's common stock is listed on the Nasdaq National Market under the symbol `TOFC'.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and about the Corporation and the Bank. These forward-looking statements are intended to be covered by the safe-harbor provisions of the Private Securities Reform Act of 1995.

These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Actual results and outcomes may differ materially from what may be expressed or forecasted in the forward-looking statements. Future factors include changes in interest rates and interest-rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies, trends in customer behavior and their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by the Corporation with the Securities and Exchange Commission and available via EDGAR. These are representative of the future factors that could cause a difference between an ultimate actual outcome and a preceding forward-looking statement. The Corporation undertakes no obligation to update forward-looking statements, whether as a result of new information, future events or otherwise.

Tower Financial Corporation
CONSOLIDATED BALANCE SHEETS
At June 30, 2004, December 31, 2003 and June 30, 2003

                                                           (unaudited)                              (unaudited)
                                                              JUNE 30          DECEMBER 31            JUNE 30
                                                               2004                2003                 2003
----------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                   $  14,148,278       $  12,708,817       $  14,354,251
Short-term investments and interest-earning deposits         10,261,047           4,017,755           5,826,299
Federal funds sold                                           19,742,266          11,115,643          14,025,439
                                                          -----------------------------------------------------
                     Total cash and cash equivalents         44,151,591          27,842,215          34,205,989

Securities available for sale, at fair value                 40,169,535          24,324,935          10,328,012
FHLBI and FRB stock                                           2,361,700           2,332,500           2,071,700
Loans held for sale                                                  --                  --           1,107,478

Loans                                                       381,689,715         376,838,578         355,234,159
Allowance for loan losses                                    (5,180,796)         (5,259,273)         (5,513,957)
                                                          -----------------------------------------------------
                     Net loans                              376,508,919         371,579,305         349,720,202

Premises and equipment, net                                   3,195,711           2,932,580           2,617,319
Accrued interest receivable                                   1,604,843           1,289,370           1,290,594
Other assets                                                  5,623,444           6,168,085           5,668,688
                                                          -----------------------------------------------------

                     Total assets                         $ 473,615,743       $ 436,468,990       $ 407,009,982
                                                          =====================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
   Noninterest-bearing                                    $  61,381,105       $  62,638,230       $  46,659,034
   Interest-bearing                                         338,830,655         300,238,538         296,389,516
                                                          ------------------------------------------------------
                     Total deposits                         400,211,760         362,876,768         343,048,550

Short-term borrowings                                           200,000           1,060,000           1,060,000
Federal Home Loan Bank advances                              27,000,000          27,000,000          19,000,000
Junior subordinated debt                                      3,608,000           3,608,000           3,500,000
Accrued interest payable                                        446,734             278,964             268,749
Other liabilities                                               883,268             736,609             470,849
                                                          -----------------------------------------------------
                     Total liabilities                      432,349,762         395,560,341         367,348,148

STOCKHOLDERS' EQUITY
Preferred stock, no par value, 4,000,000 shares
authorized; no shares issued and outstanding
Common stock and paid-in-capital, no par value,
   6,000,000 shares authorized; issued and
   outstanding - 3,944,394 shares at June 30, 2004
   and 3,942,519 shares at December 31, 2003 and
   3,932,194 at June 30, 2003                                37,347,861          37,322,694          37,202,542
Retained earnings                                             4,495,718           3,560,844           2,375,970
Accumulated other comprehensive income , net of tax
   of $(385,065) at June 30, 2004 and $16,741 at
   December 31, 2003 and $55,548 at June 30, 2003              (577,598)             25,111              83,322
                                                          -----------------------------------------------------
                     Total stockholders' equity              41,265,981          40,908,649          39,661,834
                                                          -----------------------------------------------------

          Total liabilities and stockholders' equity      $ 473,615,743       $ 436,468,990       $ 407,009,982
                                                          =====================================================

Tower Financial Corporation
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six months ended June 30, 2004 and 2003
(unaudited)

                                                         FOR THE THREE MONTHS ENDED       FOR THE SIX MONTHS ENDED
                                                                   JUNE 30                       JUNE 30
                                                         --------------------------      --------------------------
                                                            2004             2003           2004            2003
-----------------------------------------------------------------------------------      --------------------------
INTEREST INCOME:
              Loans, including fees                      $4,494,231      $4,268,755      $8,937,882      $8,401,182
              Securities - taxable                          243,623          88,347         429,984         174,176
              Securities - tax exempt                       124,807          24,794         214,089          41,504
              Other interest income                          41,979          55,664          71,907          97,639
                                                         --------------------------      --------------------------
                          Total interest income           4,904,640       4,437,560       9,653,862       8,714,501
INTEREST EXPENSE:
              Deposits                                    1,356,259       1,359,442       2,587,479       2,690,188
              Short-term borrowings                             485          26,488           4,131          29,457
              FHLB advances                                 176,830         116,985         340,561         261,045
              Trust preferred securities                     81,180          79,335         162,360         158,670
                                                         --------------------------      --------------------------
                          Total interest expense          1,614,754       1,582,250       3,094,531       3,139,360
                                                         --------------------------      --------------------------

Net interest income                                       3,289,886       2,855,310       6,559,331       5,575,141
PROVISION FOR LOAN LOSSES                                   310,000         690,000         810,000       1,535,000
                                                         --------------------------      --------------------------

Net interest income after provision
   for loan losses                                        2,979,886       2,165,310       5,749,331       4,040,141

NONINTEREST INCOME:
              Trust fees                                    411,501         337,384         818,333         693,344
              Service charges                               147,520         159,508         305,879         308,795
              Loan broker fees                               82,651         284,291         170,415         484,936
              Gain on sale of securities                        376              --           3,286         190,766
              Other fees                                    173,940         151,101         306,509         289,880
                                                         --------------------------      --------------------------
                          Total noninterest income          815,988         932,284       1,604,422       1,967,721

NONINTEREST EXPENSE:
              Salaries and benefits                       1,701,328       1,332,750       3,233,025       2,604,465
              Occupancy and equipment                       412,129         302,285         748,794         606,063
              Marketing                                     111,891         158,126         300,541         211,056
              Data processing                               102,262          83,524         190,780         172,403
              Loan and professional costs                   327,355         157,426         568,102         327,083
              Office supplies and postage                    67,086          67,113         159,336         137,939
              Courier service                                78,670          68,451         149,847         136,285
              Business development                           78,955          65,060         154,085         146,493
              Other expense                                 235,532         175,668         417,489         694,213
                                                         --------------------------      --------------------------
                          Total noninterest expense       3,115,208       2,410,403       5,921,999       5,036,000
                                                         --------------------------      --------------------------

INCOME BEFORE INCOME TAXES                                  680,666         687,191       1,431,754         971,862
Income taxes expense                                        226,230         257,470         496,880         356,670
                                                         --------------------------      --------------------------

NET INCOME                                               $  454,436      $  429,721      $  934,874      $  615,192
                                                         ==========================      ==========================

BASIC EARNINGS PER COMMON SHARE                          $     0.12      $     0.11      $     0.24      $     0.16
DILUTED EARNINGS PER COMMON SHARE                        $     0.11      $     0.11      $     0.23      $     0.15
Average common shares outstanding                         3,944,394       3,932,194       3,943,953       3,931,759
Average common shares and dilutive
   potential common shares outstanding                    4,017,018       3,969,399       4,031,425       4,007,177

Tower Financial Corporation
CONSOLIDATED FINANCIAL HIGHLIGHTS
Second Quarter 2004
(unaudited)

                                                             QUARTERLY                                 YEAR-TO-DATE
                                  --------------------------------------------------------------    ----------------------
($ in thousands except for          2ND QTR      1ST QTR      4TH QTR      3RD QTR      2ND QTR
share data)                          2004         2004         2003          2003         2003         2004        2003
                                  ----------    ---------    ---------    ---------    ---------    ---------    ---------
EARNINGS
   Net interest income            $    3,290        3,269        3,151        3,039        2,858        6,559        5,575
   Provision for loan loss        $      310          500          350          300          690          810        1,535
   NonInterest income             $      816          788          754          920          930        1,604        1,968
   NonInterest expense            $    3,115        2,807        2,640        2,677        2,410        5,922        5,036
   Net income                     $      455          480          570          615          430          935          615
   Basic earnings per share       $     0.12         0.12         0.14         0.16         0.11         0.24         0.16
   Diluted earnings per share     $     0.11         0.12         0.14         0.16         0.11         0.23         0.15
   Average shares outstanding      3,944,394    3,943,512    3,937,591    3,932,194    3,932,194    3,943,953    3,931,759
   Average diluted shares
   outstanding                     4,017,018    4,044,039    4,014,224    3,954,794    3,969,399    4,031,425    4,007,177

PERFORMANCE RATIOS
   Return on average assets*            0.40%        0.44%        0.52%        0.60%        0.44%        0.42%        0.32%
   Return on average common
   equity*                              4.38%        4.67%        5.57%        6.12%        4.36%        4.53%        3.13%
   Net interest margin
   (fully-tax equivalent)*              3.06%        3.17%        3.03%        3.06%        3.04%        3.11%        3.04%
   Efficiency ratio                    75.87%       69.19%       67.61%       67.62%       63.62%       72.55%       66.76%

CAPITAL
   Average equity to average
   assets                               9.16%        9.46%        9.38%        9.73%       10.10%        9.31%       10.29%
   Tier 1 leverage capital
   ratio                                9.99%       10.26%       10.26%       10.65%       10.99%        9.99%       10.99%
   Tier 1 risk-based capital
   ratio                               11.18%       11.31%       11.44%       11.38%       11.75%       11.18%       11.75%
   Total risk-based capital
   ratio                               12.39%       12.52%       12.66%       12.63%       13.01%       12.39%       13.01%
   Book value per share           $    10.46        10.55        10.38        10.21        10.09        10.46        10.09

ASSET QUALITY
   Net charge-offs                $      273          391          719          185          255          664          767
   Net charge-offs to average
   loans*                               0.29%        0.42%        0.77%        0.20%        0.29%        0.35%        0.45%
   Allowance for loan losses      $    5,181        5,368        5,259        5,629        5,514        5,181        5,514
   Allowance for loan losses to
      total loans                       1.36%        1.40%        1.40%        1.51%        1.55%        1.36%        1.55%
   Nonperforming loans            $    1,637        2,117        1,905        1,625        1,936        1,637        1,936
   Other real estate owned        $       --           --           80           80           80           --           80
   Nonperforming loans to total
   loans                                0.43%        0.55%        0.51%        0.43%        0.54%        0.43%        0.54%
   Nonperforming assets to total
   assets                               0.35%        0.47%        0.45%        0.40%        0.50%        0.35%        0.50%

END OF PERIOD BALANCES
   Total assets                   $  473,616      446,054      436,469      428,004      407,010      473,616      407,010
   Total earning assets           $  454,225      430,466      418,629      410,000      388,593      454,225      388,593
   Total loans                    $  381,690      382,941      376,839      373,960      355,234      381,690      355,234
   Total deposits                 $  400,212      370,953      362,877      363,464      343,049      400,212      343,049
   Stockholders' equity           $   41,266       41,623       40,909       40,166       39,662       41,266       39,662

AVERAGE BALANCES
   Total assets                   $  454,100      437,385      432,696      409,912      391,830      445,751      383,815
   Total earning assets           $  436,621      420,517      416,815      395,586      378,783      428,570      371,413
   Total loans                    $  381,613      377,936      372,170      366,453      346,946      379,775      340,108
   Total deposits                 $  380,577      361,113      366,974      345,268      327,676      370,844      318,539
   Stockholders' equity           $   41,615       41,370       40,568       39,875       39,581       41,502       39,495

* annualized for quarterly data

July 29, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Attention:  Filing Desk


Re:  Tower Financial Corporation
     Commission File No. 000-25287
     Report on Form 8-K


 Dear Sir or Madam:

         On behalf of Tower Financial Corporation (the "Company"), enclosed for filing with the Securities and Exchange Commission, via direct transmission to the EDGAR system, is the Company's Quarterly Report on Form 8-K.



                                          Sincerely,

                                          /s/ Michael D. Cahill
                                          ----------------------

                                          Michael D. Cahill
                                          Chief Financial Officer and Secretary
                                          Tower Financial Corporation




Enclosure